EXHIBIT 3.6

NEXTGEN ENERGIES, INC.

(the “Company”)

2016 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, capitalized terms used in this Stock Option Agreement (the “Agreement”) will have the meanings given to such terms in the Company’s 2016 Stock Incentive Plan, as amended, updated, or restated from time to time (the “Plan”). This Agreement is dated as of March 1, 2017.

I.	NOTICE OF STOCK OPTION GRANT

DIAMOND LAUFFIN (“Optionee”) 72 Edgar Court Newbury Park, California 91320

The Optionee has been granted an Option (the “Option”) to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Effective Date of Grant:	March 1, 2017

Vesting Schedule:

Vesting Date	Vested Shares	Vesting Date	Vested Released
Effective Date	14,019	March 10, 2018	14,019
June 10, 2017	14,019	June 10, 2018	14,019
September 10, 2017	14,019	September 10, 2018	14,020
December 10, 2017	14,019	December 10, 2018	14,020

Upon the termination of Optionee’s employment with the Company for any reason other than for “cause:” (a) all vested Options will remain exercisable for three months in accordance with the Plan; and (b) all unvested Options scheduled to vest on the next quarterly vesting date shall vest as of the date of termination; and (c) all remaining unvested Options will terminate and immediately be forfeited.

Exercise Price per Share:	US $0.16

Total Number of Shares Granted:	112,154 (the “Shares”)

Total Exercise Price:	US $17,944.64

Type of Option:	Incentive Stock Option (“ISO”)

Term/Expiration Date:	Unless sooner terminated pursuant to the provisions of the Plan or this Agreement, five (5) years from the date of this Agreement.

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Termination Period: This Option will be exercisable for three months after Optionee ceases to be in Service to the Company, or for such shorter period as provided in Section 9.2 of the Plan (or any successor thereof). Notwithstanding the terms and conditions set forth above, in no event may Optionee exercise this Option after the Term/Expiration Date.

II. AGREEMENT

1. Grant of Option. The Plan Administrator hereby grants to the Optionee, the Option to purchase the number of Shares set forth in the Notice of Stock Option Grant at the Exercise Price per Share set forth above (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated into this Agreement by this reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will control.

If the Option is designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to quality as an Incentive Stock Option as defined in Section 422 of the Code or any successor statutory provision. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option will be treated as a NSO.

2. Exercise of Option.

(a) Right to Exercise. This Option will be exercisable during its term in accordance with the Vesting Schedule set forth above and with the applicable provisions of the Plan and this Agreement.

(b) Method of Exercise. This Option will be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”), which will state the Optionee’s election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Shares to be exercised by Optionee. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price as to all Shares to be exercised.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with all applicable laws and regulations. Assuming such compliance, for income tax purposes, the Shares will be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

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3. Optionee’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, the Optionee will, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his, her, or its Investment Representation Statement in the form attached hereto as Exhibit B. Additionally, the Optionee will execute and deliver to the Company, concurrently with the exercise of all or any portion of this Option, any and all other documentation reasonably requested by the Company in connection with such exercise.

4. Lock-Up Period. The Optionee agrees that, if requested by an underwriter, Nomad, or broking institution engaged by the Company in connection with (a) the Company’s first underwritten public offering pursuant to an effective registration statement under the Securities Act, or (b) the Company having its shares of its capital stock admitted to trading on any internationally recognized securities exchange (e.g., New York, AMEX, NASDAQ, London, or Toronto Stock Exchanges), the Optionee will not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of this Option or any of the Shares during the period commencing on the earlier to occur of (i) the date of the final prospectus relating to the Company’s first firm commitment underwritten public offering of its common stock under the Securities Act, or (ii) the date that the Company’s shares of capital stock are admitted for trading on any internationally recognized securities exchange, and ending 12 months thereafter or on an earlier date specified by the Company and/or the applicable underwriter, Nomad, or broking firm. If the Optionee holds a certain threshold of equity securities of the Company, as reasonably determined by the applicable underwriter, Nomad, or broking institution engaged by the Company to conduct a public offering, prior to the date that the Company’s shares of capital stock are admitted for trading on an applicable stock exchange, the Optionee will agree to such restriction as requested by the Company for a period of up to 12 months. The Optionee will execute a market standoff agreement with said underwriters, Nomads, and broking institutions in customary form consistent with the provisions of this Section 4.

5. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash or check; or

(b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.

6. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable laws or regulations.

7. Non-Transferability of Option. This Option may not be transferred in any manner, except for transfer by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by the Optionee; provided, however, that the Optionee may transfer this Option if the Optionee obtains the Company’s written consent to such transfer (which the Company may withhold, in its sole and absolute discretion). The terms of the Plan and this Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

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8. Term of Option. This Option may be exercised only within the terms set forth in this Agreement, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

9. Tax Consequences. Set forth below is a brief summary as of the Effective Date of Grant of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS INCOMPLETE AND APPLICABLE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercise of NSO. There may be a regular federal income tax liability upon the exercise of an NSO. The Optionee may be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee or a former employee of the Company, the Company may be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b) Exercise of ISO. If this Option qualifies as an ISO, there may be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price may be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

(c) Disposition of Shares. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and of at least two years after the Effective Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within one year after exercise or two years after the Effective Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the Fair Market Value of the Shares on the date of exercise, or (ii) the sale price of the Shares, any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

(d) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two years after the Effective Date of Grant, or (ii) the date one year after the date of exercise, the Optionee will immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

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10. Entire Agreement; Governing Law. The Plan is incorporated herein by this reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified in anyway except by means of a writing signed by the Company and the Optionee. This Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.

11. No Guarantee of Continued Service. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING TO BE IN SERVICE TO THE COMPANY (NOT THROUGH THE ACT OF BEING LURED, BEING GRANTED THIS OPTION, OR ACQUIRING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT OR EMPLOYMENT AS A SERVICE PROVIDER TO THE COMPANY FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER TO THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

The Optionee acknowledges receipt of a copy of the Plan, represents that he, she, or it is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of legal counsel prior to executing this Option, and fully understands all provisions of the Option. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Plan Administrator upon any questions arising under the Plan or this Option. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE		NEXTGEN ENERGIES, INC., a Delaware corporation

By:
DIAMOND LAUFFIN, an individual		George M. Weiss, Executive Chairman

Address:		Address:

72 Edgar Court		NextGen Energies, Inc.

Newbury Park, California 91320		13835 N. Tatum Blvd #9-419
Phoenix, AZ 85032

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EXHIBIT B-A

2016 STOCK INCENTIVE PLAN

EXERCISE NOTICE

NEXTGEN ENERGIES, INC.

13835 N. Tatum Blvd #9-419

Phoenix, Arizona 85032

Attention: George M. Weiss, Executive Chairman

1. Exercise of Option. Effective as of today, , 20 , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase shares of the Common Stock (the “Shares”) of NextGen Energies, Inc., a Delaware corporation (the “Company”), under and pursuant to the Company’s 2016 Stock Incentive Plan, as amended, updated, or restated from time to time (the “Plan”), and the Stock Option Agreement, dated as of , 2017 (the “Option Agreement”). Capitalized terms used but not otherwise defined in this Exercise Notice will have the meanings given to such terms in the Option Agreement.

2. Delivery of Payment. Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.

3. Representations of Optionee. Optionee acknowledges that Optionee has received, read, and understood the Plan and the Option Agreement and agrees to abide by and be bound by their respective terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares will be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 4.3 of the Plan.

5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s exercise of this Option or the purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the exercise of this Option or the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Optionee understands and agrees that the Company will cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable United States, state, or foreign securities laws:

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR QUALIFIED, UNLESS AN EXEMPTION EXISTS OR UNLESS SUCH DISPOSITION IS NOT SUBJECT TO THE FEDERAL OR STATE SECURITIES LAWS, AND THE AVAILABILITY OF ANY EXEMPTION OR THE INAPPLICABILITY OF SUCH SECURITIES LAWS MUST BE ESTABLISHED BY AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL WILL BE REASONABLY SATISFACTORY TO THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 12 MONTHS AFTER COMMENCEMENT OF AN INITIAL PUBLIC OFFERING UNDER THE SECURITIES ACT, OR OTHER APPLICABLE FEDERAL, STATE, OR FOREIGN LAWS AND REGULATIONS, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Notice. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice, the Option Agreement, or the Plan, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares will have been so transferred.

7. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Exercise Notice and in the Option Agreement and the Plan, this Exercise Notice will be binding upon Optionee and his, her, or its heirs, executors, administrators, successors, and assigns.

8. Interpretation. Any dispute regarding the interpretation of this Exercise Notice will be submitted by Optionee or by the Company forthwith to the Plan Administrator, which will review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator will be final and binding on all parties.

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9. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

10. Entire Agreement. The Plan and the Option Agreement are incorporated herein by this reference. This Exercise Notice, the Plan, the Option Agreement, and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified in any way except by means of a writing signed by the Company and Optionee. In the event that any terms or conditions of this Exercise Notice or the Option Agreement conflict with the terms or conditions of the Plan, the terms and conditions of the Plan will control.

Submitted by:		Accepted by:

OPTIONEE		NEXTGEN ENERGIES, INC., a Delaware corporation

By:
DIAMOND LAUFFIN, an individual		George M. Weiss, Executive Chairman

Address:		Address:

72 Edgar Court		NextGen Energies, Inc.
Newbury Park, California 91320		13835 N. Tatum Blvd #9-419
Phoenix, AZ 85032

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EXHIBIT B-B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:	DIAMOND LAUFFIN

COMPANY:	NEXTGEN ENERGIES, INC.

SECURITY:	COMMON STOCK

AMOUNT:	______________________ (the “Shares”)

DATE:	______________________

In connection with the purchase of the above-listed Shares, the undersigned Optionee represents and warrants to the Company the following:

(a) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Optionee is acquiring the Shares for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Optionee acknowledges and agrees that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee agrees that, in the view of the United States Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Shares, or for a period of one year or any other fixed period in the future. Optionee further agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further agrees that the Company is under no obligation to register the Shares. Optionee agrees that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable United States, state, and foreign securities laws.

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(c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, 90 days thereafter (or such longer period as any market stand-off agreement may require), the Shares exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate; (2) the availability of certain public information about the Company; (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e); and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Shares may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Shares were sold by the Company or the date the Shares were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Shares by an affiliate, or by a non-affiliate who subsequently holds the Shares less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3), and (4) of the paragraph immediately above.

(d) Optionee further understands and agrees that, in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the United States Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands and agrees that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee:

DIAMOND LAUFFIN, an individual

Date:

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